UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	22-2477875
(State of incorporation or organization)	(IRS Employer Identification No.)

1455 Valley Road Wayne, NJ	07470
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-202916

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered are shares of 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) of the Registrant. The description set forth under the caption “Description of the Series B Preferred Shares” in the Prospectus Supplement dated July 27, 2017 to the Prospectus dated March 20, 2015, filed by the Registrant with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, as part of the Registration Statement on Form S-3ASR (File No. 333-202916) of the Registrant, filed on March 20, 2015, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

3.2	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.A to the Registrant’s Annual Report on Form 10-K filed on February 29, 2016.

3.3	By-laws of the Registrant, as amended and restated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2016.

3.4	Certificate of Designations relating to the 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the New Jersey Department of Treasury on July 31, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2017.

4.1	Form of Common Stock Certificate of Registrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3D filed on June 9, 1998.

4.2	Specimen stock certificate of Valley National Bancorp 6.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A, incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form 8-A/A filed on July 9, 2015 (No. 001-11277).

4.3	Specimen stock certificate of Valley National Bancorp 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series B, filed herewith.

4.4	Warrant Agreement, dated May 18, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

4.5	Form of Warrant for the purchase of Valley National Bancorp Voting Common Stock, incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALLEY NATIONAL BANCORP

Date: July 31, 2017	By:	/s/ Alan D. Eskow
	Name:	Alan D. Eskow
	Title:	Senior Executive Vice President
and Chief Financial Officer

[Signature page to Form 8-A]

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

3.2	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.A to the Registrant’s Annual Report on Form 10-K filed on February 29, 2016.

3.3	By-laws of the Registrant, as amended and restated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 7, 2016.

3.4	Certificate of Designations relating to the 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, as filed with the New Jersey Department of Treasury on July 31, 2017, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 1, 2017.

4.1	Form of Common Stock Certificate of Registrant, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3D filed on June 9, 1998.

4.2	Specimen stock certificate of Valley National Bancorp 6.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series A, incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Form 8-A/A filed on July 9, 2015 (No. 001-11277).

4.3	Specimen stock certificate of Valley National Bancorp 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series B, filed herewith.

4.4	Warrant Agreement, dated May 18, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).

4.5	Form of Warrant for the purchase of Valley National Bancorp Voting Common Stock, incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Registrant’s Form 8-A filed on May 18, 2010 (No. 001-11277).